Exhibit 4.7 LEGAL\51239713\3 LIMBACH HOLDINGS, INC. DESCRIPTION OF SECURITIES The following summary of certain provisions of the securities of Limbach Holdings, Inc. (“Limbach,” “we,” “our” or the “Company”) does not purport to be complete. You should refer to our Certificate of Incorporation, Bylaws, the Warrant Agreement, dated as of July 15, 2014, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”) and each of the other documents referenced herein, which are attached as exhibits to the Annual Report on Form 10-K to which this Description of Securities is part. The summary below is also qualified by reference to the provisions of the General Corporation Law of the State of Delaware (“DGCL”) , as applicable. Terms not otherwise defined in this document are defined in the Company’s Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 25, 2021. Authorized and Outstanding Stock Our Certificate of Incorporation authorizes the issuance of 101,000,000 shares, consisting of 100,000,000 shares of common stock, $0.0001 par value per share, and 1,000,000 shares of preferred stock, $0.0001 par value. Common Stock Our Certificate of Incorporation provides that the common stock will have identical rights, powers, preferences and privileges. Holders of our common stock are entitled to one vote for each share held on all matters to be voted on by our stockholders. Holders of common stock will be entitled to receive such dividends, if any, as may be declared from time to time by our Board of Directors in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on common stock unless the shares of common stock at the time outstanding are treated equally and identically. Our Board of Directors is divided into three classes, each of which generally serves for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors. Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the shares of common stock. In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of the common stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after any rights of the holders of the preferred stock have been satisfied. Preferred Stock Our Certificate of Incorporation authorizes the issuance of 1,000,000 shares of preferred stock with such designation, rights and preferences as may be determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. In connection with the Business Combination, we issued and sold to 1347 Investors LLC (the “Sponsor”), our sponsor prior to the completion of the Business Combination, 400,000 shares of Preferred Stock, each of which is designated Class A Preferred Stock pursuant to a Certificate of Designation filed by us under the Certificate of Incorporation. Each such share of Class A Preferred Stock could be converted (at the holder’s election) into 2.0 shares of our common

2 LEGAL\51239713\3 stock (as may be adjusted for any stock splits, reverse stock splits or similar transactions), representing a conversion price of $12.50 per share of our common stock; provided, that such conversion is in compliance with stock exchange listing requirements. On July 14, 2017, we repurchased an aggregate of 120,000 shares of the Class A Preferred Stock from the Sponsor for an aggregate sum of approximately $4.1 million in cash. For a period of six months after such repurchase, we had the right to repurchase from the Sponsor, in one or more transactions, all or a portion of the remaining 280,000 shares of Class A Preferred Stock owned by the Sponsor for a purchase price equal to 130% of the liquidation value per share plus 130% of any and all accrued but unpaid dividends thereon as of the date of closing of the purchase of such shares. On January 12, 2018, we exercised our repurchase right with respect to the remaining 280,000 shares of Class A Preferred Stock for an aggregate purchase price of $10.0 million, including a $2.2 million premium and accrued but unpaid dividends of $0.9 million. Accordingly, there are no outstanding shares of Class A Preferred Stock. With respect to additional authorized shares of preferred stock under our Certificate of Incorporation, our Board of Directors may, from time to time, authorize the issuance of one or more additional classes or series of preferred stock by adopting resolutions that establish the number of shares being authorized and describing the designations, powers, preferences and rights, qualifications, limitations or restrictions on shares of that preferred stock, including dividend rights, terms of redemption, conversion rights and liquidation preferences. Although we do not currently intend to issue any other shares of preferred stock, we reserve the right to do so in the future. The terms of our outstanding senior indebtedness may restrict preferred stock that by its terms (or by the terms of any other security into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the senior indebtedness), (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends or distributions in cash, or (d) is convertible into or exchangeable for other indebtedness or any other security that would be subject to clauses (a) through (c). The issuance of preferred stock may adversely affect the rights of our common stockholders by, among other things:  restricting dividends on the common stock;  diluting the voting power of the common stock;  impairing the liquidation rights of the common stock; or  delaying or preventing a change in control without further action by holders of the preferred stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our common stock. Warrants We have outstanding warrants exercisable for shares of common stock, consisting of: (i) warrants that were issued as part of units in our initial public offering pursuant to a prospectus dated July 15, 2014 (the “Public Warrants”), each exercisable for one-half of one share of common stock at an exercise price of $5.75 per half share ($11.50 per whole share); (ii) warrants that were initially issued as part of units to the Sponsor, in a private placement concurrently with the closing of our initial public offering and the exercise of the underwriters’ option to purchase additional securities in connection with our initial public offering (the “Private Warrants”), each exercisable for one-half of one share of common stock at an exercise price of $5.75 per half share ($11.50 per whole share); (iii) warrants that were initially issued to the Sponsor in a private placement concurrently with the closing of our initial public offering (the “$15 Exercise Price Warrants”), each exercisable for one share of common stock at an exercise price of $15.00 per share; (iv) warrants that were initially issued in connection with the closing of the Business Combination (the “Merger Warrants”), each exercisable for one share of common stock at an exercise price of $12.50 per share; and (v) additional warrants that were initially issued in connection with the closing of the Business Combination (the “Additional Merger Warrants”), each exercisable for one share of common stock at an exercise price of $11.50 per share. We refer to the

3 LEGAL\51239713\3 Public Warrants, the Private Warrants and the $15 Exercise Price Warrants, collectively as the “Initial Warrants;” the Merger Warrants and the Additional Merger Warrants collectively as the “Business Combination Warrants;” and the Initial Warrants and the Business Combination Warrants, collectively as the “Warrants”. The Public Warrants, Private Warrants and $15 Exercise Price Warrants were issued under a warrant agreement dated July 15, 2014, between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which is filed as an exhibit to the annual report on Form 10-K to which this Description of Securities is part, for a complete description of the terms and conditions applicable to such warrants. The Merger Warrants and Additional Merger Warrants were issued to the sellers in the Business Combination pursuant to individual agreements the forms of which are filed as exhibits to the annual report on Form 10-K to which this Description of Securities is part. You should review the full text of the Merger Warrants and Additional Merger Warrants for a complete description of the terms and conditions thereof. Public Warrants Each Public Warrant entitles the holder thereof to purchase from us one-half of one share of common stock, at a price of $5.75 per half-share ($11.50 per whole share), subject to adjustment as discussed below, at any time commencing on August 19, 2016. Pursuant to the warrant agreement, a holder of Public Warrants may exercise its Public Warrants only for a whole number of shares of common stock. The Public Warrants will expire on July 20, 2021, at 5:00 p.m., New York time, or earlier upon their redemption or liquidation. Once the Public Warrants become exercisable, we may call such warrants for redemption:  in whole and not in part;  at a price of $0.01 per warrant;  upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each registered holder of Public Warrants; and  if, and only if, the last reported sale price of the common stock equals or exceeds $24.00 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption to the warrantholders. We will not redeem the warrants unless either (i) an effective registration statement covering the shares of common stock issuable upon exercise of the warrants is current and available throughout the 30-day redemption period or (ii) we elect to permit “cashless exercise” of the warrants. If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each holder of Public Warrants will be entitled to exercise his, her or its Public Warrant prior to the scheduled redemption date. However, the price of our common stock may fall below the $24.00 redemption trigger price as well as the $11.50 per whole share warrant exercise price after the redemption notice is issued. We will not redeem the Public Warrants unless an effective registration statement under the Securities Act of 1933, as amended (covering the shares of common stock issuable upon exercise of the Public Warrants is effective and a current prospectus relating to those shares of common stock is available throughout the 30-day redemption period. If and when the Public Warrants become redeemable by us, we may exercise this redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. If we call the Public Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise Public Warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their Public Warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of Public Warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of common stock issuable upon the exercise of our Public Warrants. In such event, each holder would pay the exercise price by surrendering the Public Warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the Public Warrants, multiplied by the difference between the exercise price of the Public Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” means the average

4 LEGAL\51239713\3 reported closing price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the registered holders of the Public Warrants. We have agreed to file with the SEC as soon as practicable, but in no event later than 15 business days after the closing of the Business Combination, a registration statement for the registration under the Securities Act of the shares of common stock issuable upon exercise of the Public Warrants. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement under the Securities Act, and a current prospectus relating thereto, until the expiration of such warrants in accordance with the provisions of the warrant agreement, except in the circumstances discussed below. In addition, we have agreed to use our best efforts to register the shares of common stock that are issuable upon exercise of the Public Warrants under state blue sky laws, to the extent an exemption is not available. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of these warrants has not been declared effective by the 60th business day following the closing of the Business Combination and during any period when we have failed to maintain an effective registration statement, holders of such warrants may, until such time as there is an effective registration statement, exercise such warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act. We are not obligated to deliver any shares of common stock pursuant to the exercise of the Public Warrants and have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of common stock underlying the Public Warrants is effective and a prospectus relating thereto is current, subject to us satisfying our obligations described above with respect to registration. No Public Warrant is exercisable and we are not obligated to issue shares of common stock upon exercise of a warrant unless common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Public Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such Public Warrant will not be entitled to exercise such Public Warrant and such Public Warrant may have no value and expire worthless. In no event will we be required to net cash settle any Public Warrant. A holder of the Public Warrants may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Public Warrants, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% of the shares of our common stock outstanding immediately after giving effect to such exercise. The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Public Warrants being exercised. The warrantholders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their Public Warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders. No fractional shares will be issued upon exercise of the Public Warrants. If, upon exercise of the Public Warrants, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number the number of shares of common stock to be issued to the warrantholder. Private Warrants and $15 Exercise Price Warrants The Private Warrants and $15 Exercise Price Warrants have the same general terms as the Public Warrants except that (i) each $15 Exercise Price Warrant is exercisable to purchase one whole share of common stock; (ii) the exercise price of the $15 Exercise Price Warrants is $15.00 per share; (iii) so long as the Private Warrants and $15 Exercise Price Warrants are held by the initial purchasers thereof or their permitted transferees, such warrants will not be redeemable by us and; (iv) so long as the Private Warrants are held by the initial purchasers thereof or their permitted

5 LEGAL\51239713\3 transferees, such warrants may be exercised on a cashless basis and (v) the $15 Exercise Price Warrants expire on July 20, 2023, at 5:00 p.m., New York time, or earlier upon their redemption or liquidation. If holders of the Private Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” means the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. Merger Warrants In connection with the Business Combination, we issued to the holders of membership interests and holders of options to acquire membership interests of Limbach Holdings LLC 666,670 Merger Warrants. Each Merger Warrant entitles the registered holder to purchase one share of our common stock at a price of $12.50 per share, subject to adjustment as set forth in the form of Merger Warrant, at any time commencing 30 days after the completion of the Business Combination. The Merger Warrants will expire July 20, 2023, at 5:00 p.m., New York time, or earlier upon our liquidation. The Merger Warrants are not redeemable by us. The Merger Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at our principal offices, with the subscription form attached to the form of Merger Warrant completed and executed as indicated, accompanied by full payment of the exercise price, in cash, good certified check or good bank draft payable to us, for the number of Merger Warrants being exercised. The Merger Warrants may also be exercised on a “cashless basis”, subject to adjustment as described in the form of Merger Warrant, at any time after the earlier of (i) the one year anniversary of the date of the closing of the Business Combination and (ii) the completion of the then-applicable period required by Rule 144, if there is no effective registration statement registering, or no current prospectus available for, the resale of the shares of our common stock underlying the Merger Warrants. The Merger Warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their Merger Warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the Merger Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders. A holder of the Merger Warrants may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Merger Warrants, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to our actual knowledge, would beneficially own in excess of 9.8% of the shares of our common stock outstanding immediately after giving effect to such exercise. Additional Merger Warrants In connection with the Business Combination, we issued to the former equity holders of Limbach Holdings LLC 1,000,006 Additional Merger Warrants. Each Additional Merger Warrant entitles the registered holder to purchase one share of our common stock at a price of $11.50 per share, subject to adjustment as set forth in the form of Additional Merger Warrant, at any time commencing 30 days after the completion of the Business Combination. The Additional Merger Warrants have the same material terms as the Public Warrants and will expire on July 20, 2021, at 5:00 p.m., New York time, or earlier upon their redemption or our liquidation. The Additional Merger Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at our principal offices, with the subscription form attached to the form of Additional Merger Warrant completed and executed as indicated, accompanied by full payment of the exercise price, in cash, good certified check or good bank draft payable to us, for the number of Additional Merger Warrants being exercised. The Additional Merger Warrants may also be exercised on a “cashless basis”, subject to adjustment as described in the form of

6 LEGAL\51239713\3 Additional Merger Warrant, at any time after the earlier of (i) the one year anniversary of the date of the closing of the Business Combination and (ii) the completion of the then-applicable period required by Rule 144, if there is no effective registration statement registering, or no current prospectus available for, the resale of the shares of our common stock underlying the Additional Merger Warrants. Once the Additional Merger Warrants become exercisable, we may call such warrants for redemption:  in whole and not in part;  at a price of $0.01 per warrant;  upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each registered holder of Additional Merger Warrants; and  if, and only if, the last reported sale price of the common stock equals or exceeds $24.00 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption to the warrantholders. We will not redeem the warrants unless either (i) an effective registration statement covering the shares of common stock issuable upon exercise of the warrants is current and available throughout the 30-day redemption period or (ii) we elect to permit “cashless exercise” of the warrants. If the foregoing conditions are satisfied and we issue a notice of redemption of the Additional Merger Warrants, each holder of Additional Merger Warrants will be entitled to exercise his, her or its Additional Merger Warrant prior to the scheduled redemption date. However, the price of our common stock may fall below the $24.00 redemption trigger price as well as the $11.50 per whole share warrant exercise price after the redemption notice is issued. We will not redeem the Additional Merger Warrants unless an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the Additional Merger Warrants is effective and a current prospectus relating to those shares of common stock is available throughout the 30-day redemption period. If and when the Additional Merger Warrants become redeemable by us, we may exercise this redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. If we call the Additional Merger Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise Additional Merger Warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their Additional Merger Warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of Additional Merger Warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of common stock issuable upon the exercise of our Additional Merger Warrants. In such event, each holder would pay the exercise price by surrendering the Additional Merger Warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the Additional Merger Warrants, multiplied by the difference between the exercise price of the Additional Merger Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” means the average reported closing price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the registered holders of the Additional Merger Warrants. Holders of Additional Merger Warrants do not have the rights or privileges of holders of common stock and any voting rights until they exercise their Additional Merger Warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the Additional Merger Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders. A holder of the Additional Merger Warrants may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Additional Merger Warrants, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to our actual knowledge, would beneficially own in excess of 9.8% of the shares of our common stock outstanding immediately after giving effect to such exercise. Adjustments to Initial Warrants and Business Combination Warrants

7 LEGAL\51239713\3 If the number of outstanding shares of common stock is increased by a stock dividend payable in shares of common stock, or by a split-up of shares of common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each Initial Warrant and Business Combination Warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase shares of common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of common stock equal to the product of (i) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for common stock) multiplied by (ii) the quotient of (x) the price per share of common stock paid in such rights offering divided by (y) the “fair market value.” For these purposes (i) if the rights offering is for securities convertible into or exercisable for common stock, in determining the price payable for common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) for this purpose “fair market value” means the volume weighted average price of common stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market without the right to receive such rights. If the number of outstanding shares of common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of common stock issuable on exercise of each Initial Warrant and Business Combination Warrant will be decreased in proportion to such decrease in outstanding shares of common stock. Whenever the number of shares of common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the exercise price of such Initial Warrant or Business Combination Warrant immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of such Initial Warrant or Business Combination Warrant immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter. In case of any reclassification or reorganization of the outstanding shares of common stock (other than those described above or that solely affects the par value of such shares of common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Initial Warrants and Business Combination Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Initial Warrants and Business Combination Warrants and in lieu of the shares of our common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Initial Warrants and Business Combination Warrants would have received if such holder had exercised their warrants immediately prior to such event. The warrant agreement as well as the Merger Warrants and Additional Merger Warrants provide for certain modifications to what holders of Initial Warrants, the Merger Warrants and Additional Merger Warrants, respectively, will have the right to purchase and receive upon the occurrence of certain events. CB Warrants In connection with the closing of a refinancing agreement, on April 12, 2019, we issued CB Agent Services LLC and certain lenders a warrant to purchase up to a maximum of 263,314 shares of our common stock at an exercise price of $7.63 per share, subject to certain adjustments (“CB Warrants”). The actual number of shares of common stock into which the CB Warrants will be exercisable at any given time will be equal to: (i) the product of (x) the number of shares equal to 2% of our issued and outstanding shares of common stock on April 12, 2019 on a fully diluted basis and (y) as of the exercise date, the percentage of the total $25.0 million multi-draw delayed draw term loan drawn by

8 LEGAL\51239713\3 us, minus (ii) the number of shares previously issued under the CB Warrants. As of December 31, 2020, no amounts had been drawn on such term loan, therefore no portion of the CB Warrants were exercisable. The CB Warrants may be exercised for cash or on a “cashless basis,” subject to certain adjustments, at any time after April 12, 2019 until the expiration of such warrant at 5:00 p.m., New York time, on the earlier of (i) April 12, 2024, or (ii) our liquidation. Registration Rights We are party to an amended and restated registration rights agreement, dated July 20, 2017, as amended, whereby we agreed to register the offer and sale from time to time, separately or together, shares of our common stock issued pursuant to the Business Combination, shares of our common stock underlying the Merger Warrants and Additional Merger Warrants, shares of our common stock issued in a private placement prior to and concurrently with our initial public offering, and shares of our common stock underlying the Private Warrants and $15 Exercise Price Warrants. In addition, the CB Warrants provide the holders thereof with registration rights. The holders of these securities also have certain “piggy-back” registration rights with respect to registration statements we file, subject to certain limitations. We will bear the expenses incurred in connection with the filing of any such registration statements. Anti-Takeover Provisions of Our Certificate of Incorporation and Bylaws The provisions of our Certificate of Incorporation and our bylaws could have the effect of delaying, deferring or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our Board of Directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms. Our Certificate of Incorporation and our bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our company, including the following:  Board of Directors vacancies. Our Certificate of Incorporation authorizes our Board of Directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our Board of Directors is permitted to be set only by a resolution adopted by a majority vote of our Board of Directors, provided that in the event the outstanding shares of our stock are owned by fewer than three stockholders, the number of directors may be a number not less than the number of stockholders. These provisions prevent a stockholder from increasing the size of our Board of Directors and then gaining control of our Board of Directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our Board of Directors but promotes continuity of management.  Classified board. Our Certificate of Incorporation provides that our Board of Directors is classified into three classes of directors, each with staggered three-year terms. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.  Stockholder action; special meetings of stockholders. Our Certificate of Incorporation provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, a holder controlling a majority of our capital stock would not be able to amend our bylaws or remove directors without holding a meeting of our stockholders called in accordance with our bylaws. Further, our bylaws provide that special meetings of our stockholders may be called only by the chairperson of our Board of Directors, our Chief Executive Officer or our Board of Directors pursuant to a resolution of a majority of our Board of Directors, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or

9 LEGAL\51239713\3 for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.  Advance notice requirements for stockholder proposals and director nominations. Our bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.  Directors removed only for cause. Our Certificate of Incorporation provides that stockholders may remove directors only for cause, which may delay the ability of our stockholders to remove directors from our Board of Directors.  Issuance of undesignated preferred stock. Subject to the repurchase of all of our previously issued shares of Class A Preferred Stock, our Board of Directors has the authority, without further action by the stockholders, to issue up to 1,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our Board of Directors. The existence of authorized but unissued shares of preferred stock enables our Board of Directors to render more difficult or to discourage an attempt to obtain control of us by merger, tender offer, proxy contest or other means.  Amendment of charter provisions. Any amendment of the above provisions in our Certificate of Incorporation requires approval by holders of at least 66.667% of our outstanding common stock.  No cumulative voting. The Delaware General Corporation Law provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our Certificate of Incorporation does not provide for cumulative voting.  Choice of forum. Our Certificate of Incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, our Certificate of Incorporation or our bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. This provision is not intended to apply to claims arising under the Securities Act and the Exchange Act. To the extent the provision could be construed to apply to such claims, there is uncertainty as to whether a court would enforce the provision in such respect, and our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder. Rule 144 Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale. Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to

10 LEGAL\51239713\3 additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:  1% of the total number of shares of common stock then outstanding; or  the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale. Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us. Restrictions on the Use of Rule 144 by Sell Companies or Former Shell Companies Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, such as us. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:  the issuer of the securities that was formerly a shell company has ceased to be a shell company;  the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;  the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and  at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company. Upon the closing of the Business Combination, we ceased to be a shell company. Transfer Agent and Warrant Agent The transfer agent for the shares of our common stock and warrants is Continental Stock Transfer & Trust Company.